                                            FILED PURSUANT TO RULE NO. 424(b)(2)
                                            REGISTRATION NO. 33-46916


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 27, 1998

                               U.S. $471,050,000

                              LOGO  UNITED
                                    TECHNOLOGIES

                          MEDIUM-TERM NOTES, SERIES B

            DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                               ----------------

  The Company may offer from time to time its Medium-Term Notes, Series B. The Notes offered by this Prospectus Supplement will be limited to an amount of up to U.S. $471,050,000 (such amount being the aggregate principal face amount of all Notes issued at their principal face amount and the aggregate issue price rather than the principal amount of any Notes issued at original issue discount (or the equivalent thereof in other currencies, currency units or composite currencies)), subject to appropriate reduction as a result of the sale of other Debt Securities of the Company, or any Debt Warrants, Currency Warrants or Stock-Index Warrants of the Company. The Notes will be offered at varying maturities from nine months to thirty years from the dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to the Maturity Date. Each Note will be denominated in U.S. dollars or in other currencies or currency units, including European Currency Units, as set forth in a Pricing Supplement to this Prospectus Supplement. See "Important Currency Exchange Information" and "Foreign Currency Risks." Each Note will bear interest at a fixed rate, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable upon the Maturity Date, or at a floating rate. See "Description of Notes--Fixed Rate Notes" and "Description of Notes--Floating Rate Notes." The principal amount payable at Maturity on, and/or the interest on, each Note that is an Indexed Note may be determined by reference to the relationship between two or more Specified Currencies, by reference to the price of one or more specified commodities or to one or more equity indices or other indices or by other similar methods, as described in the applicable Pricing Supplement. See "Description of Notes--Currency Indexed Notes" and "Description of Notes--Other Indexed Notes and Certain Terms Applicable to All Indexed Notes."

  Unless otherwise specified in the applicable Pricing Supplement, the dates, if any, on which interest will be payable for each Fixed Rate Note will be June 15 and December 15 of each year and at Maturity. The dates on which interest will be payable for each Floating Rate Note will be established on the date of issue of such Note and will be set forth in the applicable Pricing Supplement. Interest rates and interest rate formulas are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. See "Description of Notes--Payment of Principal and Interest."

  Each Note will be issued in fully registered form and will be represented by either a Global Note registered in the name of a nominee of DTC or other depository, or a certificate issued in definitive form, as specified in the applicable Pricing Supplement. An interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. A beneficial interest in a Global Note will be exchanged for Notes in definitive form only under limited circumstances described herein. See "Description of Notes--Book-Entry Notes." Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued only in registered form in minimum denominations of U.S. $100,000 and any amount in excess thereof that is an integral multiple of U.S. $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, the authorized denominations set forth in the applicable Pricing Supplement. See "Description of Notes."

  The Specified Currency, any applicable interest rate or formula, the issue price, the maturity, any interest payment dates, any redemption and/or repayment provisions, whether such Note is a Fixed Rate Note, a Floating Rate Note or an Indexed Note, whether such Note will be represented by a Global Note and any other terms applicable to each Note and established at the time of offering will be described in the applicable Pricing Supplement.

  The Company may also offer from time to time warrants to purchase Notes. The Note Warrants may be offered either with Notes or separately. The particular terms of any Issue of Note Warrants, including any modifications or additions to the general terms of the Debt Warrant Agreement or Debt Warrant Certificate (each as defined in the accompanying Prospectus) which may be applicable in the case of such Note Warrants, the Notes issuable upon exercise of such Note Warrants, any initial public offering price, any net proceeds to the Company and any other specific terms of such offering of Note Warrants, will be set forth in a supplement to this Prospectus Supplement respecting such issue of Note Warrants. Unless accompanied by a Note Warrant Supplement, no Note Warrants are offered by this Prospectus Supplement.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED UPON  THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT, ANY
   PRICING SUPPLEMENT HERETO OR THE PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                             PRICE TO
                           PUBLIC (1)(2)     AGENTS' COMMISSION (2)       PROCEEDS TO COMPANY (2)(3)
                           -------------     ----------------------       --------------------------
Per Note ...............       100%                .125%-.750%                  99.875%-99.250%
Total (4) .............. U.S. $471,050,000 U.S. $588,812.50-$3,532,875 U.S. $470,461,187.50-$467,517,125

-----
(1) Notes will be issued at 100% of the principal amount unless otherwise specified in the applicable Pricing Supplement.
(2) Unless a greater amount has been specified in the applicable Pricing Supplement, the Company will pay a commission to one or more agents named below or as named herein or in each applicable Pricing Supplement, each as Agent, of from .125% to .750% of the principal amount of any Note, depending upon the Maturity Date, sold through such Agent, and may sell Notes to an Agent, as principal, at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent. No commission will be payable on any sales made directly by the Company. See "Plan of Distribution."
(3) Before deduction of estimated expenses of the Notes being offered hereby of U.S. $395,250, including reimbursement of Agents' expenses.
(4) Or the equivalent thereof in the Specified Currency.

                               ----------------

  The Notes are offered on a continuous basis by the Company through one or more of the Agents, each of which has agreed or will agree to use its reasonable best efforts to solicit purchases of the Notes. The Company reserves the right to sell Notes directly on its own behalf in those jurisdictions where it is authorized to do so. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. There can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

                               ----------------

GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                                                           SALOMON SMITH BARNEY

          The date of this Prospectus Supplement is August 24, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".

  This Prospectus Supplement and the documents incorporated by reference herein contain forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. Other written or oral statements made by or on behalf of the Company may also include forward-looking statements. All such forward-looking statements are subject to uncertainties, risks and other factors that could affect the Company's operations, products and markets and cause actual results, performance or achievements of the Company to differ materially from those made, implied, projected, forecasted or estimated by or in such forward-looking statements. For information identifying economic, political, climatic, currency, regulatory, technological, competitive and other important factors that may affect the Company's operations, products and markets and could cause actual results to vary materially from those anticipated in the forward-looking statements, see the discussion included under the headings "Description of Business by Industry Segment," "Other Matters Relating to the Corporation's Business as a Whole" and "Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. These forward-looking statements are based upon a series of projections and estimates regarding the economy, the aerospace, building systems and automotive industries throughout the world and the effects of federal, state and local regulations on the industry in general and within the markets of the Company and its subsidiaries.

                                USE OF PROCEEDS

  The Company will use the net proceeds from the offering of the Notes for general corporate purposes, including possible acquisitions and repurchases of the Company's common stock.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities (as defined in the accompanying Prospectus) set forth under the heading "Description of Debt Securities" in the accompanying Prospectus, to which description reference is hereby made. The following description will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes offered by this Prospectus Supplement will be limited to U.S. $471,050,000 aggregate principal face amount of Notes issued at their principal face amount and the aggregate issue price rather than the principal amount of any Notes issued at original issue discount (the "Aggregate Amount"), or the equivalent thereof in one or more Specified Currencies other than U.S. dollars, less an amount equal to the aggregate principal face amount of any other Debt Securities issued at their principal face amount, the aggregate issue price rather than the principal face amount of any other Debt Securities issued at original issue discount, the aggregate issue price of Debt Warrants, Currency Warrants and Stock-Index Warrants and the aggregate exercise price of any Debt Securities issuable upon exercise of Debt Warrants covered by the Registration Statement relating to the Notes and sold by the Company. The Notes will be issued under an Indenture dated as of April 1, 1990 (as modified by the Trust Indenture Reform Act of 1990, the "Indenture"), between the Company and State Street Bank and Trust Company, a Massachusetts trust company (as successor to The Connecticut National Bank), as trustee (the "Trustee"), which is described more fully under "Description of Debt Securities" in the accompanying Prospectus. The U.S. dollar equivalent of Notes denominated in a Specified Currency other than U.S. dollars will be determined upon issuance by an Exchange Rate Agent (as defined below), on the basis of the Market Exchange Rate (as defined below) for such currencies on the applicable trade dates. The statements herein concerning the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms used herein without definition.

  The Medium-Term Notes, Series B, Due from Nine Months to Thirty Years from Date of Issue, of which the Notes offered by this Prospectus Supplement will form a part, constitute one series of Indenture Securities (as defined in the accompanying Prospectus), unlimited as to principal amount, established by the Company pursuant to the Indenture. An Aggregate Amount of U.S.$91,600,000 Medium-Term Notes, Series B, Due from Nine Months to Thirty Years from Date of Issue, are currently outstanding under the Indenture.

  Notes will be offered on a continuous basis and will mature from nine months to thirty years from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to their Maturity Date. Each Note will bear interest from the Issue Date (as defined below) at either (a) a fixed rate, which may be zero in the case of a Note issued at an Issue Price (as defined below) representing a discount from the principal amount payable upon the Maturity Date (a "Zero-Coupon Note") or (b) a rate or rates determined by reference to a Base Rate which may be adjusted by a Spread or Spread Multiplier (each as defined below).

  Each Note will be issued in fully registered form without coupons and will be represented by either a global certificate (a "Global Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depository (DTC or such other depository as is named in the applicable Pricing Supplement is herein referred to as the "Depository") or a certificate issued in definitive form, in each case as specified in the applicable Pricing Supplement. All Notes issued on the same day and having the same terms, including, but not limited to, the same currency, Interest Payment Dates, rate of interest, Maturity Date and redemption or repayment provisions may be represented by a single Global Note. A beneficial interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Payments of principal and interest on Notes represented by a Global Note will be made by the Company or its paying agent to the Depository or its nominee. See "Book-Entry Notes."

  Each Note will be denominated in a currency or composite currency ("Specified Currency") as specified on the face thereof and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes (other than Global Notes) denominated in U.S. dollars will be U.S. $100,000 and any amount in excess thereof that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be as set forth in the applicable Pricing Supplement.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by the Company from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by the Company.

  Unless otherwise specified in the applicable Pricing Supplement, the defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities--Defeasance and Covenant Defeasance" in the accompanying Prospectus will apply to the Notes, and the Company will deliver to the Trustee an Opinion of Counsel (as described in the Indenture and the accompanying Prospectus) concerning the United States federal income tax consequences of such defeasance or covenant defeasance.

  The Notes will constitute unsecured and unsubordinated indebtedness of the Company. See "Description of Debt Securities--General" in the accompanying Prospectus. The Pricing Supplement will indicate whether the Notes will be redeemable at the option of the Company, and/or repayable at the option of the Holder, on or after a specified date prior to their Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. See "Redemption and Repayment."

  As used herein:

    (i) "Business Day" with respect to any Note means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) if the Note is denominated in a Specified Currency other than U.S. dollars, (i) not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the Specified Currency (which, in the case of European Currency Units, shall be Brussels, Belgium) and (ii) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and (c) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market;

    (ii) "Discount Note" means (i) a Note, including any Zero-Coupon Note, that has been issued at an issue price lower than the principal amount thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the principal amount thereof will become due and payable and (ii) any other Note that for United States federal income tax purposes would be considered an original issue discount note; and

    (iii) "Maturity Date" with respect to any Note means the date on which such Note will mature, as specified thereon, and "Maturity" means the date on which the principal of a Note becomes due and payable in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption or otherwise.

  Unless otherwise specified in the applicable Pricing Supplement, the amount of any Discount Note payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity, shall be equal to the sum of (i) unpaid interest, if any, on such Discount Note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity, as the case may be, and (ii) the Amortized Face Amount of such Discount Note as of the date of such redemption, repayment or acceleration in lieu of the stated principal amount due at the Maturity Date. The "Amortized Face Amount" of a Discount Note shall be the amount equal to
(a) the Issue Price of such Discount Note set forth in the applicable Pricing Supplement plus (b) the portion of the difference between the Issue Price and the principal amount of such Discount Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of such Discount Note exceed its stated principal amount. See also "United States Taxation--United States Persons-- Discount Notes."

  The Pricing Supplement relating to each Note will describe the following terms, as applicable: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S.

dollars, certain other terms relating to such Notes); (2) whether such Note bears interest at a fixed rate ("a Fixed Rate Note"), or at a floating rate ("a Floating Rate Note"), or is a Discount Note or a Zero-Coupon Note; (3) whether the principal amount payable at Maturity, and/or the interest on, such Note (an "Indexed Note") may be determined by reference to the relationship between two or more Specified Currencies (a "Currency Indexed Note"), by reference to the price of one or more specified commodities or to one or more equity indices or other indices or by other similar methods, as described in the applicable Pricing Supplement, and if so the terms thereof; (4) if other than 100%, the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (5) the trade date; (6) the date on which such Note will be issued (the "Issue Date");
(7) the Maturity Date of the Note and whether such Maturity Date may be extended by the Company; (8) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any (the "Interest Rate"); (9) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, any Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread or Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the Interest Rate for such Note; (10) whether the Interest Rate on the Note may be reset at the option of the Company; (11) whether such Note may be redeemed at the option of the Company, and/or repaid at the option of the Holder, prior to its Maturity Date, and if so, the provisions relating to such redemption or repayment; (12) whether such Note will be represented by a Global Note or a certificate issued in definitive form; and (13) any other terms of such Note not inconsistent with the provisions of the Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

  Unless otherwise specified in the applicable Pricing Supplement, principal (and premium, if any) and interest, if any, will be paid by the Company in U.S. dollars in the manner described in the following paragraphs, even if a
Note is denominated in a Specified Currency other than U.S. dollars; provided, however, that the Holder of such Note may (if such Note is denominated in a Specified Currency other than U.S. dollars and if the applicable Pricing Supplement and the Note so indicate) elect to receive all such payments in such Specified Currency (subject to certain conditions, see "Foreign Currency Risks--Payment Currency") by delivery of a written request to the Company's paying agent (the "Paying Agent") in The City of New York, which must be received by the Paying Agent on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be; provided further that if a holder elects to receive all such payments in a Specified Currency that is replaced by a single European currency (expected to be named the euro), the amount of principal of, premium, if any, or interest payable on any Note denominated in such currency shall be determined in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but the Paying Agent must receive written notice of any such change on or prior to the applicable record date or at least fifteen calendar days prior to Maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has appointed State Street Bank and Trust Company, N.A., New York, New York as Co-Paying Agent. The Company will notify the Holders of the Notes in accordance with the Indenture of any change in the Paying Agent or its address.

  All currency exchange costs will be borne by the Company unless any Holder of a Note has made the election referred to in the preceding paragraph. In that case, each electing Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

  Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note denominated in a Specified Currency other than U.S. dollars, the amount of U.S. dollar payments in respect of such Note will be determined by an agent for the Company specified in the applicable Pricing Supplement (the "Exchange Rate Agent"), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Such selection shall be made from among the quotations from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the Specified Currency for U.S. dollars. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to such payment date. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

  Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes (other than interest paid at Maturity) will be paid by mailing a check (from an account at a bank outside the United States if such check is payable in a currency other than U.S. dollars) to the Holder at the address of such Holder appearing on the security register of the Company on the applicable record date (which, in the case of a Global Note, will be the Depository or its nominee); provided, however, that in the case of a Note originally issued between a Regular Record Date and the initial Interest Payment Date relating to such Note, interest for the period beginning on the Issue Date and ending on such initial Interest Payment Date shall be paid on such initial Interest Payment Date to the person to whom such Note shall have been originally issued; provided further that in the case of a Global Note originally issued between a Regular Record Date and the initial Interest Payment Date relating to such Note, interest for the period beginning on the Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in Aggregate Amount of Notes of like tenor and term (or a Holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such interest payments in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable record date. Owners of beneficial interests in a Global Note will be paid in accordance with the Depository's and the participant's procedures in effect from time to time as described under "Book-Entry Notes." Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder may, if applicable, provide appropriate instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified in the applicable Pricing Supplement, payments of principal (and premium, if any) and interest at Maturity will be made to the Holder on the date of Maturity in immediately available funds (payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of the Notes at the office of the Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. See "Important Currency Exchange Information." The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which such payments are made.

  Each date on which interest is payable on a Note (other than at Maturity) is referred to herein as an "Interest Payment Date." The Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement, and unless otherwise specified in the applicable Pricing Supplement, each "Regular Record Date" for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date. If any Interest Payment Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date for such Floating Rate Note shall be the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity." Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note) will be payable at Maturity and semi-annually each June 15 and December 15, and the "Regular Record Dates" will be May 31 and November 30 (whether or not a Business Day), respectively. Each payment of interest on a Fixed Rate Note shall include interest accrued through the day before the Interest Payment Date or Maturity, as the case may be. Any payment of principal (and premium, if any) or interest required to be made on a Fixed Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Interest on Fixed Rate Notes, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

  Except for the period from the Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement, each Floating Rate Note will bear interest until the principal amount thereof is paid or made available for payment at a rate determined by reference to an interest rate base (the "Base Rate"), which may be adjusted by a Spread or Spread Multiplier (each as defined below). The applicable Pricing Supplement will designate one of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Treasury Rate (a "Treasury Rate Note"), (f) the CMT Rate (a "CMT Rate Note"), (g) the Prime Rate (a "Prime Rate Note") or (h) such other Base Rate as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity (as specified in the applicable Pricing Supplement) of the instrument or obligation from which the Base Rate is calculated.

  As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any

Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the "Interest Reset Period"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which interest will be reset (each an "Interest Reset Date") will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as defined below) and (b) the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If an auction for Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the next succeeding Business Day. The interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note.

  Unless otherwise specified in the applicable Pricing Supplement, the interest payable on each Interest Payment Date or at Maturity for Floating Rate Notes will be the amount of Interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or date of Maturity, as the case may be (an "Interest Period"). In the case of a Floating Rate Note on which interest is reset daily or weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest

Payment Date, except that at Maturity, the interest payable will include interest accrued to, but excluding, the date of Maturity.

  With respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, CMT Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

  Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes that reset daily or weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement, and in each case, at Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date shall be the next succeeding Business Day with respect to such Floating Rate Note, except in the case of LIBOR Notes, if such day would fall in the next succeeding calendar month, such Interest Payment Date with respect to such LIBOR Note will be the next preceding Business Day. Any payment of principal (and premium, if any) and interest required to be made on a Floating Rate Note on a date of Maturity that is not a Business Day will be made on the next succeeding Business Day with respect to such Floating Rate Note, except in the case of LIBOR Notes, if such Business Day would fall in the next succeeding calendar month, such payment will be made on the next preceding Business Day (in each case with the same force and effect as if made on such date of Maturity, and no additional interest shall accrue as a result of any such delayed payment).

  The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, CMT Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week, in which such Interest Reset Date falls, on which Treasury bills of the applicable Index Maturity are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

  The "Calculation Date," where applicable, pertaining to an Interest Determination Date is the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day.

  Unless otherwise specified in the applicable Pricing Supplement, State Street Bank and Trust Company will be the calculation agent (the "Calculation Agent") with respect to Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

CD Rate Notes

  CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

  CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Commercial Paper Rate Notes

  Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the applicable Index Maturity, as such rate shall be published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial" or, if unavailable, such other headings representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized rating agency. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the applicable Index Maturity as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If such rate is not yet published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                              D X 360
   Money Market Yield =                     X   100
                         ------------------
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Index Maturity.

Federal Funds Rate Notes

  Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal Funds as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

LIBOR Notes

  LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

  With respect to LIBOR Notes indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent as follows:

    (i) (a) If "LIBOR Reuters" is specified in the applicable Pricing Supplement with respect to an Interest Determination Date, the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in United States dollars for the period of the applicable Index Maturity which appear on the "Reuters Screen LIBO Page" at approximately 11:00 a.m., London time, on such Interest Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR with respect to such Interest Determination Date will be such arithmetic mean. If fewer than two such offered rates so appear, then LIBOR with respect to such Interest Determination Date will be determined in accordance with (ii) below.

    (b) If "Libor Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement, LIBOR will be the rate for U.S. dollar deposits having the specified Index Maturity, commencing on the second Business Day immediately following such Interest Determination Date, which appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace the "3750" page on the service for the purpose of displaying London interbank offered rates of major banks) (or, if such display is not available at any such time, a comparable display, as determined in the sole discretion of, and selected by, the Calculation Agent, of London interbank offered rates of major banks as may be available from a similar service) ("Telerate Page 3750") as of 11:00 A.M., London time, on such Interest Determination Date. If no rate appears, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date, if LIBOR Reuters is the applicable interest rate basis for determining LIBOR, and if fewer than two such offered rates appear on the Reuters Screen LIBO Page, or if LIBOR Telerate is the applicable interest rate basis for determining LIBOR and no rate appears on Telerate Page "3750," the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of the applicable Index Maturity commencing on such Interest Reset Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the applicable Index Maturity, commencing on such Interest Reset Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

  If any LIBOR Note is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Pricing Supplement will set forth the method for determining such rate.

Treasury Rate Notes

  Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the applicable Index Maturity as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

CMT Rate Notes

  CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "Treasury Constant Maturities--Federal Reserve Board Release H.15--Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055 or any successor page, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052 or any successor page, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (as defined below) as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States governmental securities dealers (each, a "CMT Rate Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such CMT Rate Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three CMT Rate Reference Dealers in The City of New York (from five such CMT Rate Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such CMT Rate Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer side prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three CMT Rate Reference Dealers so selected by the Calculation Agent are quoting rates as mentioned herein, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five CMT Rate Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

  "Designated CMT Telerate Page" means the display on the Dow Jones Markets Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

Prime Rate Notes

  Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME 1 Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME 1 Page on such Interest Determination Date. If fewer than four such rates appear on the

Reuters Screen USPRIME 1 Page on such Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Interest Determination Date.

CURRENCY INDEXED NOTES

General

  The Company may from time to time offer Notes ("Currency Indexed Notes") the principal amount of which payable at the Maturity Date is determined by reference to the rate of exchange between the currency or composite currency in which such Notes are denominated (the "Denominated Currency") and the other currency or composite currency specified as the Indexed Currency (the "Indexed Currency") in the applicable Pricing Supplement, or as determined in such other manner as may be specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Holders of Currency Indexed Notes will be entitled to receive a principal amount of such Currency Indexed Notes exceeding the amount designated as the face amount of such Currency Indexed Notes in the applicable Pricing Supplement (the "Face Amount") if, at the Maturity Date, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable Pricing Supplement (the "Base Exchange Rate"), and will be entitled to receive a principal amount of such Currency Indexed Notes less than the Face Amount of such Currency Indexed Notes if, at the Maturity Date, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest." Information as to the relative historical value of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to such Denominated Currency or Indexed Currency and certain tax consequences to holders will be set forth in the applicable Pricing Supplement. See "Foreign Currency Risks."

  Unless otherwise specified in the applicable Pricing Supplement, the term "Exchange Rate Day" shall mean any day which is a Business Day in The City of New York and if the Denominated Currency or Indexed Currency is any currency or composite currency other than the U.S. dollar, in the principal financial center of the country of such Denominated Currency or Indexed Currency.

Payment of Principal and Interest

  Unless otherwise specified in the applicable Pricing Supplement, interest will be payable by the Company in the Denominated Currency based on the Face Amount of the Currency Indexed Notes and at the rate and times and in the manner set forth herein and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, principal of a Currency Indexed Note will be payable by the Company in the Denominated Currency at the Maturity Date in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount of the Denominated Currency determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate Day (the "Determination Date") prior to the Maturity Date of such Currency Indexed Note by the Determination Agent based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, in terms of the Denominated Currency for settlement on the Maturity Date (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereinafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. The principal amount of the Currency Indexed Notes determined by the Determination Agent to be payable at the Maturity Date will be payable to the holders thereof in the manner set forth herein and in the applicable Pricing Supplement. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement or, if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at the Maturity Date thereof shall be final and binding on the Company and the holders of such Currency Indexed Notes.

  Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulas and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable at the Maturity Date would be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable would be greater than the Face Amount of such Currency Indexed Note up to an amount equal to twice the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at the Maturity Date.

  Unless otherwise specified in the applicable Pricing Supplement, the formula to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at the Maturity Date will be as follows:

  If the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at the Maturity Date shall equal:


         Face Amount + (Face Amount X Spot Rate - Base Exchange Rate )
                                      ------------------------------
                                               Spot Rate

  If the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at the Maturity Date (which shall, in no event, be less than zero) shall equal:


         Face Amount - (Face Amount X Base Exchange Rate - Spot Rate )
                                      ------------------------------
                                               Spot Rate

  Unless otherwise specified in the applicable Pricing Supplement, if the formulas set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable at the Maturity Date in respect of such a Currency Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

  Unless otherwise specified in the applicable Pricing Supplement, in the event of any redemption or repayment of a Currency Indexed Note prior to its Maturity Date, the term "Maturity Date" used above would refer to the redemption or repayment date of such Currency Indexed Note.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

  The Notes may be issued as Indexed Notes, other than Currency Indexed Notes, the principal amount of which payable at Maturity and/or the interest thereon may be determined by reference to the price of one or more specified commodities, to one or more equity indices or other indices or by other similar methods or formulas. The Pricing Supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest payable and the amount of principal payable at the Maturity Date in respect of such Indexed Note will be determined, certain special tax consequences to Holders of such Notes, certain risks associated with an investment in such Notes and other information relating to such Notes.

  Unless otherwise specified in the applicable Pricing Supplement, (1) for the purpose of determining whether Holders of the requisite principal amount of Debt Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (2) in the event of an acceleration of the Maturity of an Indexed Note, the principal amount payable to the Holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Maturity Date thereof, as if the date of acceleration were the Maturity Date.

  An investment in Indexed Notes entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that no interest will be payable in respect of such Notes or will be payable at a rate lower than one applicable to a conventional fixed rate or floating rate debt security issued by the Company at the same time, that repayment of the principal and/or premium, if any, in respect of such Notes may occur at times other than that expected by the Holders and that the Holders could lose all or a substantial portion of principal and/or premium, if any, payable with respect to such Notes on the Maturity Date. Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

SUBSEQUENT INTEREST PERIODS

  The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread or Spread Multiplier, as the case may be, may be reset (each an

"Optional Reset Date"). If the Company has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder of such Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

  Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, whether or not tendered for repayment as described below.

  If the Company elects to reset the interest rate or the Spread or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

  The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Maturity Date of such Note for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement. If the Company has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

  The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Maturity Date of such Note in effect prior to the exercise of such option (the "Original Maturity Date"). No later than 40 days prior to the Original Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Company to extend the Maturity Date of such Note, (ii) the new Maturity Date, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the transmittal by the Trustee of an Extension Notice to the Holder of a Note, the Maturity Date of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 days prior to the Original Maturity Date of a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to transmit notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as described below.

  If the Company elects to extend the Maturity Date of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the Original Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repaid on the Original Maturity Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Maturity Date and except that a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Maturity Date.

REDEMPTION AND REPAYMENT

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Maturity Date or that such Note will be redeemable at the option of the Company on a date or dates specified prior to such Maturity Date at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

  The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to its Maturity Date or that such Note will be repayable at the option of the Holder on a date or dates specified prior to its Maturity Date at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

  Unless otherwise specified in the applicable Pricing Supplement, in order for a Note to be repaid at the option of the Holder, the Company must receive at least 30 days but not more than 45 days prior to the repayment date, the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except as otherwise provided under "Subsequent Interest Periods" and "Extension of Maturity". The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

  With respect to a Global Note, the Depository's nominee will be the holder of such Global Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in the Global Note, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Global Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Global Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

  Any optional redemption feature of the Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, Holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate applicable to such Notes.

ADDENDUM AND/OR OTHER PROVISIONS

  Any provisions with respect to the Notes, including the specification and determination of the Base Rate, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating thereto, may be modified and/or supplemented as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof. Such provisions will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

  The Company may from time to time offer Notes with the amount of principal thereof and interest thereon payable in installments over the term of such Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information for such Amortizing Notes.

BOOK-ENTRY NOTES

  Global Notes will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to another nominee of the Depository or to a successor of the Depository or a nominee of such successor. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depository.

  DTC has advised the Company and the Agents that it is a limited-purpose trust company organized under the law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks (including the Trustee), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

  Upon the issuance of a Global Note, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Agent through which a Note was sold, or by the Company if such Note was sold directly by the Company. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), or by participants or persons that may hold interests through participants (with respect to beneficial owners' interests). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

  So long as the Depository for a Global Note, or its nominee, is the registered owner thereof, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof under the Indenture.

  Principal, premium, if any, and interest payments on Notes represented by a Global Note will be made to the Depository or its nominee, as the case may be, as the registered owner of such Global Note. Neither the Company nor any Paying Agent nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depository, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depository. The Company also expects that payments by participants to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

  If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, or the Depository has ceased to be a clearing agency registered under the Exchange Act, the Company will issue Notes in certificated form in exchange for each Global Note. In addition, the Company may at any time determine not to have Notes represented by a Global Note, and, in such event, will issue Notes in certificated form in exchange for the Global Note representing such Note. In addition, if there shall have occurred and be continuing an Event of Default (as defined in the accompanying Prospectus), the Company will issue Notes in certificated form in exchange for each Global Note. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $100,000 (or such other denomination as shall be specified by the Company) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

  Purchasers are required to pay for Notes in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as is determined by the Agent that presents such offer to the Company. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchasers of the Notes.

  References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

  The European Currency Unit ("ECU") in which the Notes may be denominated is the same as the ECU, as referred to in Article 109g of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty") and as defined in Council Regulation (EC) No. 3320/94, that is from time to time used as the unit of account of the European Communities. Changes to the ECU may be made by the European Communities, in which event the ECU will change accordingly.

  Under Article 109g of the Treaty, the currency composition of the ECU may not be changed. The Treaty contemplates that European Economic and Monetary Union will occur in three stages, the second of which began on January 1, 1994 with the entry into force of the Treaty on European Union. The Treaty provides that the third stage of European Economic and Monetary Union will start on January 1, 1999 and on that date the value of the ECU as against the currencies of the member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right. On June 17, 1997, the Council of the European Union adopted Council Regulation (EC) No. 1103/97, which recites that the name of that currency will be the euro and provides that, in accordance with the Treaty, references to the ECU will be replaced by references to the euro at the rate of one euro for one ECU. From the start of the third stage of European Economic and Monetary Union, all calculations in respect of Notes denominated in ECU will be made in euro at the rate of one euro for one ECU.

                            FOREIGN CURRENCY RISKS

GOVERNING LAW AND JUDGMENTS

  The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that judgment rendered in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Notes that are denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a Currency Indexed Note entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between the U.S. dollar and the various foreign currencies (and, in the case of Currency Indexed Notes, the rate of exchange between the Denominated Currency and the Indexed Currency for such Currency Indexed Note), the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies resulting from official redenomination with respect to a Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the currency specified in a Foreign Currency Note against the U.S. dollar would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate, and in certain circumstances could result in a loss to the investor, on a U.S. dollar basis. Similarly, depreciation of the Denominated Currency with respect to a Currency Indexed Note against the applicable Indexed Currency would result in the principal amount payable with respect to such Currency Indexed Note at the Maturity Date being less than the Face Amount of such Currency Indexed Note which, in turn, would decrease the effective yield of such Currency Indexed Note below its stated interest rate and could also result in a loss to the investor. See "Description of Notes--Currency Indexed Notes."

  The Notes provide that, in the event of an official redenomination of a Specified Currency, the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. The Notes do not provide for any adjustment to any amount payable under the Notes as a result of any change in the value of a Specified Currency relative to any other currency due solely to fluctuations in exchange rates.

  Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency at an Interest Payment Date or at Maturity of a Foreign Currency Note. There can be no assurances that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any Specified Currency other than U.S. dollars. Even if there are no actual exchange controls, it is possible that at an Interest Payment Date or at Maturity of any particular Foreign Currency Note, the Specified Currency for such Foreign Currency Note would not be available to the Company due to circumstances beyond the control of the Company. In any such event, the Company will make required payments in U.S. dollars on the basis described herein. See "Payment Currency."

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. Accordingly, there can be no assurance as to the liquidity of the trading market for the Foreign Currency Notes or Currency Indexed Notes.

  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS OR AN INVESTMENT IN CURRENCY INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN SPECIFIED CURRENCIES

OTHER THAN U.S. DOLLARS OR AN INVESTMENT IN CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Foreign Currency Notes made in a Specified Currency other than U.S. dollars will be made from an account with a bank located outside the United States. See "Payment Currency."

  Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars or ECU will not be sold in or to residents of the country issuing the Specified Currency. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) or interest on the Notes. Such persons should consult their own counsel with regard to such matters.

  Pricing Supplements relating to Foreign Currency Notes or Currency Indexed Notes will contain information concerning historical exchange rates for the applicable Specified Currency against the U.S. dollar or other relevant currency, a description of the currency or currencies and any exchange controls affecting such currency or currencies. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

PAYMENT CURRENCY

  Except as set forth below, if payment on a Foreign Currency Note is required to be made in a foreign currency and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on that due date with respect to such Foreign Currency Note shall be made in U.S. dollars. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable Pricing Supplement.

  If payment on a Foreign Currency Note is required to be made in ECU and ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, all payments due on that due date with respect to such Foreign Currency Notes shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise indicated in the applicable Pricing Supplement. From the start of the third stage of European Economic and Monetary Union, all payments on a Foreign Currency Note that are required to be made in ECU will be payable in euro at the rate of one euro for one ECU, and the provisions discussed in this paragraph will not result in payment in U.S. dollars in such circumstances unless euros are no longer used in the European Monetary System.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes and the Exchange Rate Agent shall have no liability therefor.

                            UNITED STATES TAXATION

  In the opinion of Shearman & Sterling, special tax counsel to the Company, the following summary accurately describes the material United States federal income tax consequences of the purchase, ownership, and disposition of a Note. Such opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This summary provides general information only and does not purport to address all of the federal income tax consequences that may be applicable to a holder of a Note. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the federal income tax law, such as individual retirement and other tax-deferred accounts, dealers in securities or currencies, traders in securities that elect to mark to market, life insurance companies, tax-exempt organizations, persons holding Notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a "synthetic security" or other integrated investment comprised of a Note and one or more other investments, certain U.S. expatriates or United States persons (as defined below) whose functional currency is other than the U.S. dollar. It also does not discuss the tax consequences to subsequent purchasers of Notes and is limited to investors who hold Notes as a capital asset. The federal income tax consequences of purchasing, holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement. The federal income tax consequences of purchasing, holding or disposing of certain Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Amortizing Notes, Currency Indexed Notes or any other Indexed Notes and exchangeable or convertible Debt Securities will be set out in the applicable pricing supplement. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of the United States federal income tax law to their particular situations (including the potential impact of making any election under the Code or the Treasury Regulations with respect to the Notes) as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

  "Single Foreign Currency Note" shall mean a Note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency. "Foreign Currency" shall mean a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

UNITED STATES PERSONS

  For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States, an estate subject to United States federal income taxation without regard to the source of its income, a trust if both (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust, or a corporation, partnership or other entity created or organized in or under the law of the United States or any state or the District of Columbia. The following discussion pertains only to a holder of a Note who is a beneficial owner of such Note and who is a "United States person".

PAYMENTS OF INTEREST ON NOTES THAT ARE NOT DISCOUNT NOTES

  Except as discussed below under "Discount Notes" and "Short-Term Notes", payments of interest on a Note will be taxable to a holder as ordinary interest income at the time it is accrued or received in accordance with the holder's method of tax accounting. If the payment is denominated in or determined with reference to a single Foreign Currency, the amount required to be included in income by a cash basis holder will be the U.S. dollar value of the amount paid (determined on the basis of the "spot rate" on the date such payment is received) regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.

  Except in the case of a Spot Rate Convention Election (as defined below), a holder of a Single Foreign Currency Note who is required to accrue interest income prior to receipt will be required to include in income for each taxable year the U. S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for an interest accrual period (or partial period), which is the simple average of the spot exchange rates for each business day of such period (or such other average that is reasonable derived and consistently applied by the holder). Upon receipt of an interest payment, such holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the "spot rate" on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency the amount so received and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service (the "Service").

  A holder may elect (a "Spot Rate Convention Election") to translate accrued interest into U.S. dollars at the "spot rate" on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing holder may instead translate such accrued interest into U.S. dollars at the "spot rate" on the day of receipt. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the Service.

  For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Service has the authority to determine the spot rate.

PURCHASE, SALE, EXCHANGE OR RETIREMENT OF NOTES

  A holder's tax basis in a Note generally will be the U.S. dollar cost of the Note to such holder (which in the case of a Note purchased with Foreign Currency will be determined by translating the purchase price at the spot rate on the date of purchase), increased by any original issue discount, market discount or acquisition discount (all as defined below) previously included in the holder's gross income (as described below), and reduced by any amortized premium (as described below) and any principal payments and payments of stated interest that are not payments of qualified stated interest (as defined below).

  Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (or the U.S. dollar value at the spot rate on the date of the sale, exchange or retirement of the amount realized in Foreign Currency), except to the extent such amount is attributable to accrued interest, and the holder's tax basis in the Note. Except with respect to (i) gains or losses attributable to changes in exchange rates (as described in the next paragraph), (ii) gain attributable to market discount (as described below) and (iii) gain on the disposition of a Short-Term Note (as described below), gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

  Gain or loss recognized by a holder on the sale, exchange or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Service. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.

EXCHANGE OF FOREIGN CURRENCY

  A holder's tax basis in Foreign Currency purchased by the holder generally will be the U.S. dollar value thereof at the spot rate on the date such Foreign Currency is purchased. A holder's tax basis in Foreign Currency received as interest on, or on the sale, exchange or retirement of, a Single Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time such Foreign Currency is received. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of Foreign Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Foreign Currency, or the fair market value in U.S. dollars of the property received by the holder in the sale, exchange or other disposition, and (ii) the holder's tax basis in the Foreign Currency.

  Accordingly, a holder that purchases a Note with Foreign Currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the Foreign Currency and the U.S. dollar value at the spot rate of the Foreign Currency of the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Service.

SUBSEQUENT INTEREST PERIODS AND EXTENSION OF MATURITY

  If so specified in the pricing supplement relating to a Note, the Company may have the option (a) to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread, the Spread Multiplier or other formula by which the interest rate basis is adjusted, in the case of a Floating Rate Note, and/or (b) to extend the Maturity of such Note. See "Description of Notes--Subsequent Interest Periods" and "Description of Notes--Extension of Maturity". The treatment of a holder of Notes with respect to which such an option has been exercised who does not elect to have the Company repay such Notes on the applicable Optional Reset Date or Original maturity Date will depend on the terms established for such Notes by the Company pursuant to the exercise of such option (the "revised terms"). Depending on the particular circumstances, such holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.

DISCOUNT NOTES

  The following summary is a general description of U.S. federal income tax consequences to holders of Notes issued with original issue discount ("Discount Notes") and is based on the provisions of the Code as in effect on the date hereof and on certain Treasury Regulations promulgated thereunder relating to original issue discount (the "OID Regulations").

  For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of each Discount Note over its issue price, if such excess is greater than or equal to a de minimis amount (generally 1/4 of 1% of the Discount Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of an issue of Discount Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes are sold for money. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The stated redemption price at maturity of a Discount Note is the sum of all payments provided by the Discount Note other than payments of "qualified stated interest". Under the OID Regulations, "qualified stated interest" includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a holder of a Discount Note will be required to include original issue discount in taxable income as it accrues before the receipt of cash attributable to such income regardless of such holder's method of accounting for tax purposes. Special rules of Variable Rate Notes as defined below under "Variable Rate Notes" are described below under "Variable Rate Notes."

  The amount of original issue discount includible in taxable income by the initial holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such holder held such Note ("accrued original issue discount"). Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the "accrual periods" for a Discount Note may be selected by each holder, may be of any length, and may vary in length over the term of a Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess (if any) of (a) the product of a Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over (b) the amount of qualified stated interest, if any, payable on such Discount Note and allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period generally is the sum of the issue price of a Discount Note plus the accrued original issue discount allocable for all prior accrual periods reduced by any prior payment on the Discount Note other than a payment of qualified stated interest. Under these rules, a holder of a Discount Note generally will have to include in taxable income increasingly greater amounts of original issue discount in successive accrual periods.

  Original issue discount on a Discount Note that is also a Single Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, including the application of a Spot Rate Convention Election. See "Payments of interest on Notes that are not Discount Notes". Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of a Discount Note), a holder will recognize exchange gain or loss to the extent of the difference between such holder's basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the Service. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.

  If a holder's tax basis in a Discount Note immediately after purchase exceeds the adjusted issue price of the Discount Note (the amount of such excess is considered "acquisition premium") but is not greater than the stated redemption price at maturity of such Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the excess properly allocable to such year.

  If a holder purchases a Discount Note for an amount in excess of the stated redemption price at maturity, the holder will not include any original issue discount income and generally may be subject to the "bond premium" rules discussed below. See "Amortizable Bond Premium." If a holder has a tax basis in a Discount Note that is less than the adjusted issue price of such Discount Note, the difference may be subject to the market discount provisions discussed below. See "Market Discount."

  Under the OID Regulations, a holder of a Note may elect to include in gross income all interest that accrues on such Note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to Notes issued with amortizable bond premium or market discount. Once made with respect to a Note such elections would apply to all debt obligations held or subsequently acquired by the electing holder on or after the first day of the taxable year to which such elections apply and cannot be revoked without the consent of the Service. A holder considering an election under these rules should consult a tax advisor.

Market Discount

  If a holder purchases a Note (other than a Discount Note) for an amount that is less than its issue price or, in the case of a subsequent purchase, its stated redemption price at maturity, or purchases a Discount Note for less than its "revised issue price" (as defined under the Code) as of the purchase date, the amount of the difference will be treated at "market discount" unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute fixed periodic interest on, or any gain realized on the sale, exchange or retirement of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such note had been sold at its then fair market value. In addition, a holder who purchases a Note with market discount may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.

  Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless the holder elects to accrue market discount under the rules applicable to original issue discount. A holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply.

  With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period of periods during which it accrued. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a Single Foreign Currency Note received by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

AMORTIZABLE BOND PREMIUM

  Generally, if a holder's tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method over the period from his acquisition date to the Note's maturity date. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. Special rules apply with respect to Single Foreign Currency Notes.

VARIABLE RATE NOTES

  A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of
(1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and (z) .015, or (2) 15 percent of the total noncontingent principal payments, and (ii) does not provide for stated interest other than stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

  A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later that 1 year following that first day.

  A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the
Note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than .65 but not more than 1.35, or (b) a fixed multiple greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

  An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objectible rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

  If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, Commercial Paper Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, Federal Funds Rate Note, Prime Rate Notes and CMT Rate Notes generally will be treated as Variable Rate Notes.

  In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash at least annually, all stated interest on the Note is qualified stated interest, and the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

  If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the
Note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

  If a Variable Rate Note provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

SHORT TERM NOTES

  In general, an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a "Short-Term Note") is not required to accrue original issue discount on such

Note unless it has elected to do so. Holders who report income for federal income tax purposes under the accrual method, however, and certain other holders, including banks, dealers in securities and electing holders, are required to accrue original issue discount (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount) on such Note. "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the holder's tax basis in the Short-Term Note at the time of the acquisition. In the case of a holder who is not required and does not elect to accrue original issue discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of sale, exchange or retirement. Such a holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).

  In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a holder on the accrual basis. See "Payment of Interest on Notes that are not Discount Notes".

  The market discount rules will not apply to a Short-Term Note having market discount.

NON-UNITED STATES PERSON

  Subject to the discussion of "backup" withholding below, payments of principal, premium, if any, and interest (including original issue discount) by the Company or its agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a United States person will not be subject to United States federal withholding tax provided, in the case of premium, if any, and interest (including original issue discount) that (i) such holder does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of the Company entitled to vote,
(ii) such holder is not a controlled foreign corporation for United States tax purposes that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Note certifies to the Company or its agent, under penalties of perjury, that such owner is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of it trade or business (a "financial institution") certifies to the Company or its agent under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner. Recently issued Treasury Regulations (the "New Regulations") provide alternative methods for satisfying the certification requirement described in clause (iii)(A) and (B) above. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The New Regulations also would require, in the case of Notes held by a foreign partnership, that (x) the certification described in clause (iii)(A) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

  If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and premium, if any, or interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from United States withholding tax as discussed in the preceding paragraph (or by reason of the delivery of a properly completed Form 4224), will be subject to United States federal income tax on such premium, if any, and interest (including original issue discount) in the same manner as if it were a United States person.

  Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a United States person will not be subject to United States federal income or withholding taxes unless (i) such gain is effectively connected with a United States trade or business of the holder, or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

  Notes held by an individual who is neither a citizen nor a resident of the United States for United States federal income tax purposes at the time of such individual's death will not be subject to United States federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States federal withholding tax (without regard to the certification requirements) that is described above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Certain "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a Note and to certain payments of proceeds of the sale or retirement of a Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish its taxpayer identification number (social security number or employee identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

  Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-United States Persons" or has otherwise established an exemption (provided that neither the Company nor such agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). The New Regulations modify the backup withholding and information reporting rules described above. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

  Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

  THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis by the Company through one or more of the Agents named herein or in each applicable Pricing Supplement (the "Agents") (including Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc), each of which has agreed or will agree to use its reasonable best efforts to solicit purchases of the Notes, pursuant to the Amended and Restated Distribution Agreement dated May 18, 1992 (which has been incorporated by reference into the Registration Statement), as amended by a letter agreement dated August 24, 1998. Unless a greater amount has been specified in the applicable Pricing Supplement, the Company will pay each Agent a commission, in the form of a discount ranging from .125% to
 .750%, depending upon the maturity of the principal amount of the Notes sold through such Agent.

  The Notes also may be sold by the Company to any Agent, acting as principal, at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent. In connection with the purchase of Notes by any Agent, as principal, such Agent may sell such Notes to or through dealers, who may resell such Notes to investors or other purchasers. Such Agent, in its sole discretion, may reallow any or all of the discount or commission payable to such Agent to other dealers or purchasers. In addition, the Company may also sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. In the case of sales made directly by the Company, no commission will be payable. The Company has agreed or will agree to reimburse the Agents for certain of the Agents' expenses.

  The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent.

  In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions, and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and short positions created by the Agents involve the sale by the Agents of a greater number of Notes than they are required to purchase from the Company in the offering. The Agents may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  Each Agent, as Agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. The Company has agreed or will agree to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments each Agent may be required to make in respect thereof.

  No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. Each Agent may make a market in the Notes, but such Agent is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Notes or that the Notes will be sold.

                               VALIDITY OF NOTES

  The validity of the Notes will be passed upon for the Company by Shearman & Sterling, New York, New York, and for the Agents by Sullivan & Cromwell, New York, New York. The opinions of Shearman & Sterling and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future actions required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

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 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE AGENTS. NEITHER THE DE-LIVERY OF THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUP-PLEMENT) AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING PRICING SUPPLEMENT) AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT (INCLUDING THE ACCOMPANYING
PRICING SUPPLEMENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITA-TION BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Use of Proceeds............................................................  S-2
Description of Notes.......................................................  S-2
Important Currency Exchange Information.................................... S-22
Foreign Currency Risks..................................................... S-22
United States Taxation..................................................... S-25
Plan of Distribution....................................................... S-33
Validity of Notes.......................................................... S-34
                                  PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Ratio of Earnings to Fixed Charges.........................................    3
Use of Proceeds............................................................    4
Description of Debt Securities.............................................    4
Description of Debt Warrants...............................................   16
Description of Currency Warrants...........................................   18
Description of Stock-Index Warrants........................................   22
Plan of Distribution.......................................................   25
Validity of the Securities.................................................   26
Experts....................................................................   26

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                               U.S. $471,050,000

                                     LOGO
                                     UNITED TECHNOLOGIES

                          MEDIUM-TERM NOTES, SERIES B

                             DUE FROM NINE MONTHS
                                      TO
                        THIRTY YEARS FROM DATE OF ISSUE


                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------


                             GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                             SALOMON SMITH BARNEY



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